Exhibit 99.1

Neumora Therapeutics Reports Third Quarter 2023 Financial Results and Provides Business Update

Navacaprant Phase 3 KOASTAL program in major depressive disorder on track; planned initiation of Phase 2 bipolar depression trial in 1H24

Progressing NMRA-511 and NMRA-266 toward near-term clinical milestones and advancing multiple preclinical neuropsychiatric and neurodegeneration programs

Strong balance sheet with $519.5 million in cash, cash equivalents and marketable securities expected to support operations into 2026

WATERTOWN, MA, November 1, 2023 – Neumora Therapeutics, Inc. (Nasdaq: NMRA), a clinical-stage biopharmaceutical company redefining neuroscience drug development, today announced financial results for the third quarter ended September 30, 2023 and provided a general business update.

“The third quarter of 2023 was momentous for Neumora with the achievement of several important clinical and corporate milestones, including our successful initial public offering and the initiation of our Phase 3 KOASTAL program for navacaprant. Additionally, we are on track to achieve the anticipated milestones for NMRA-511 and NMRA-266,” said Henry Gosebruch, chief executive officer, Neumora. “Looking forward, we have a strong balance sheet to support our continued focus on execution across our programs as we seek to pioneer a new era in brain diseases, which collectively represent one of the largest areas of unmet medical need, affecting upwards of 1.5 billion patients globally. I believe that we have the right combination of novel programs and capabilities to make a real difference for patients living with brain diseases and create significant value.”

KEY PIPELINE HIGHLIGHTS

Neumora is advancing a therapeutic pipeline of seven clinical and preclinical neuroscience programs that target novel mechanisms of action for a broad range of underserved neuropsychiatric disorders and neurodegenerative diseases.

Navacaprant (NMRA-140): Phase 3 KOASTAL Program On Track

Navacaprant (NMRA-140) is a highly selective, novel, once-daily kappa opioid receptor (KOR) antagonist being developed as a potential monotherapy treatment for major depressive disorder (MDD) and other neuropsychiatric disorders.

Neumora initiated the KOASTAL-1 study, a Phase 3 pivotal clinical trial designed to evaluate the efficacy and safety of navacaprant monotherapy for the treatment of MDD. This study is part of Neumora’s registrational Phase 3 KOASTAL program, which includes the KOASTAL-1, KOASTAL-2, and KOASTAL-3 studies. These replicate, randomized, placebo-controlled, double-blind studies are designed to evaluate the efficacy and safety of navacaprant monotherapy in adult patients with MDD.

The Company expects the following milestones for navacaprant in MDD:

•	Initiate KOASTAL-3 study in the fourth quarter of 2023.

•	Initiate KOASTAL-2 study in the first quarter of 2024.

•	Report topline data from the KOASTAL-1 study in the second half of 2024.

Neumora also intends to evaluate the potential of navacaprant as treatment for other neuropsychiatric populations beyond MDD, including bipolar depression (BPD). The Company expects to initiate a clinical trial in BPD in the first half of 2024.

BUSINESS UPDATES

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Announced key leadership appointments: In October 2023, Neumora announced that Robert Lenz, M.D., Ph.D., had joined Neumora as executive vice president, head of R&D. Dr. Lenz brings more than two decades of neuroscience drug development expertise, most recently serving as senior vice president and head of global development at Amgen.

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Successfully completed initial public offering: In September 2023, Neumora completed its initial public offering of its common stock and shares began trading on the Nasdaq Global Select Market under the ticker symbol “NMRA.” Since its inception, Neumora has raised over $850 million to further its mission to confront the global brain disease crisis.

THIRD QUARTER 2023 FINANCIAL RESULTS

The Company reported a net loss of $53.0 million for the third quarter of 2023, as compared to $29.3 million for the same period in 2022.

Research and development expenses for the third quarter of 2023 were $41.6 million, as compared to $22.5 million for the same period in 2022. This increase was primarily due to advancement of clinical and preclinical programs and related start-up activities for Phase 3 clinical trials evaluating navacaprant as a monotherapy treatment for MDD.

General and administrative expenses for the third quarter of 2023 were $15.3 million, as compared to $8.1 million for the same period in 2022. This increase was primarily due to personnel-related costs and professional services to support the continued expansion of administrative functions.

As of September 30, 2023, Neumora had $519.5 million in cash, cash equivalents and marketable securities. The Company expects that its cash, cash equivalents and marketable securities as of September 30, 2023, will enable it to fund its operating plan into 2026.

About Neumora

Neumora Therapeutics, Inc. is a clinical-stage biopharmaceutical company founded to confront the global brain disease crisis by taking a fundamentally different approach to the way treatments for brain diseases are developed. Our therapeutic pipeline currently consists of seven clinical and preclinical neuroscience programs that target novel mechanisms of action for a broad range of underserved neuropsychiatric disorders and neurodegenerative diseases. Our work is supported by an integrated suite of translational, clinical, and computational tools to generate insights that can enable precision medicine approaches. Neumora’s mission is to redefine neuroscience drug development by bringing forward the next generation of novel therapies that offer improved treatment outcomes and quality of life for patients suffering from brain diseases.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements about Neumora Therapeutics, Inc. (the “Company,” “we,” “us,” or “our”) within the meaning of the federal securities laws, including statements related to: Neumora’s intention to redefine neuroscience drug development by bringing forward the next generation of novel therapies that offer improved treatment outcomes and quality of life for patients suffering from brain diseases; the timing, progress and plans for its therapeutic development programs, including the timing of initiation and data read outs for its programs and studies, as well as its clinical trial and development plans; timing and expectations related to regulatory filings and interactions; expectations and projections regarding future operating results and financial performance, including the sufficiency of its cash resources and expectation of the timing of its cash runway; its ability to create significant value and; other statements identified by words such as “could,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “will,” “would,” or similar expressions and the negatives of those terms. Other than statements of historical facts, all statements contained in this press release, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties that could cause the actual results or to be materially different from the information expressed or implied by these forward-looking statements, including, among others: the risks related to the inherent uncertainty of clinical drug development and unpredictability and lengthy process for obtaining regulatory approvals; risks related to the timely initiation and enrollment in our clinical trials; risks related to our reliance on third parties, including CROs; risks related to serious or undesirable side effects of our therapeutic candidates; risks related to our ability to utilize and protect our intellectual property rights; and other matters that could affect sufficiency of capital resources to fund operations. For a detailed discussion of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Neumora’s business in general, please refer to the risk factors identified in the Company’s filings with the Securities and Exchange Commission (SEC), including but not limited to its Registration Statement on Form S-1, as amended (File No. 333-274229), filed with the SEC on September 11, 2023, and related Prospectus dated September 14, 2023 filed under 424(b)(4) of the Securities Act of 1933, as amended. Forward-looking statements speak only as of the date hereof, and, except as required by law, Neumora undertakes no obligation to update or revise these forward-looking statements.

Financial Tables

Neumora Therapeutics, Inc.

Unaudited Consolidated Statement of Operations

(in thousands, except per-share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Operating expenses:
Research and development	$41,601	$22,549	$103,855	$68,226
Acquired in-process research and development	—	—	—	13,000
General and administrative	15,263	8,053	34,239	23,926

Total operating expenses	56,864	30,602	138,094	105,152

Loss from operations	(56,864)	(30,602)	(138,094)	(105,152)
Other income (expense):
Interest income	3,838	1,406	10,965	2,276
Other income (expense), net	(1)	(148)	(66)	118

Total other income	3,837	1,258	10,899	2,394

Net loss	(53,027)	(29,344)	(127,195)	(102,758)

Other comprehensive income (loss):
Unrealized gain (loss) on marketable securities	137	(284)	463	(1,154)

Comprehensive loss	$(52,890)	$(29,628)	$(126,732)	$(103,912)

Net loss per share, basic and diluted	$(1.14)	$(1.06)	$(3.59)	$(3.83)

Weighted-average shares outstanding, basic and diluted	46,691	27,646	35,428	26,841

Neumora Therapeutics, Inc.

Unaudited Consolidated Balance Sheets

(in thousands)

	September 30, 2023	December 31, 2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$412,284	$240,943
Short-term marketable securities	97,281	130,941
Restricted cash	—	50
Prepaid expenses and other current assets	16,170	16,021

Total current assets	525,735	387,955
Long-term marketable securities	9,913	23,511
Property and equipment, net	1,934	2,411
Operating lease right-of-use assets	5,954	8,231
Restricted cash	1,213	1,213
Other assets	—	2,913

Total assets	$544,749	$426,234

Liabilities, Convertible Preferred Stock, and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$2,229	$7,147
Accrued liabilities	23,347	11,536
Early exercise liability, current portion	149	1,644
Operating lease liabilities, current portion	3,398	3,370

Total current liabilities	29,123	23,697
Operating lease liabilities, net of current portion	2,745	5,072
Early exercise liability, net of current portion	188	628

Total liabilities	32,056	29,397
Commitments and contingencies (Note 7)
Convertible preferred stock	—	843,687
Stockholders’ equity (deficit):
Common stock	15	3
Additional paid-in capital	1,107,693	21,430
Accumulated other comprehensive loss	(311)	(774)
Accumulated deficit	(594,704)	(467,509)

Total stockholders’ equity (deficit)	512,693	(446,850)

Total liabilities, convertible preferred stock, and stockholders’ equity (deficit)	$544,749	$426,234

Investors

Helen Rubinstein

+1 (315) 382-3979

Helen.Rubinstein@neumoratx.com